UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

xx.	Preliminary Information Statement	☐.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
þ	Definitive Information Statement

ATVROCKN

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________

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ATVROCKN

208 Summitral Lane

Dawsonville, GA 30534

(404) 229-0493

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To the Holders of Common Stock of ATVRockN:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of two of the majority stockholders holding the voting rights equivalent to 97.6% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20-calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective 20-days after the mailing of this Information Statement are as follows: the name of the corporation shall be Moody Holdings, Inc.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Tim Moody___________

Tim Moody

Chief Executive Officer

March __, 2016

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

_________, 2016

GENERAL INFORMATION

This Information Statement has been filed with the U. S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock (the “Common Stock”) and voting preferred ("Voting Preferred Stock"), par value $0.001 per share, of ATVRockN, a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On or about February 29, 2016, the Company received written consents in lieu of a meeting of Stockholders from two stockholders, who collectively own 12,100,000 voting shares representing approximately 97.6% of the 12,400,000 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company’s Board of Directors, to change the name of the corporation to Moody Holdings, Inc.

On February 29, 2016, the Board of Directors of the Company approved the above-mentioned actions. The Majority Stockholders approved the action by written consent in lieu of a meeting on February 29, 2016, in accordance with the Nevada Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

3

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the name change because it more accurately reflects the Company’s business direction.

Accordingly, it was the Board's opinion that the name change described above would better position the Company to attract potential business candidates. The Board and the Majority Stockholders approved the above actions on February 29, 2016.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

CHANGE OF NAME OF CORPORATION

GENERAL

The Board approved a resolution to change the name of the corporation to Moody Holdings, Inc.

PURPOSE AND MATERIAL EFFECTS OF THE NAME CHANGE

The Board of Directors believe that, among other reasons, the name change will more accurately reflect the nature of the Company’s business.

.

DISSENTER’S RIGHTS OF APPRAISAL

Under Nevada Law, dissenting shareholders are not entitled to appraisal rights with respect to this reverse stock split, and we will not independently provide the shareholders with any such right.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Company anticipates that the name change will become effective on March __, 2016, or as soon thereafter as is practicable, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-name change shares will be deemed for all corporate purposes to evidence ownership of post-name change shares.

Our transfer agent, Quicksilver Stock Transfer, 1980 Festival Plaza Drive, Suite 530, Las Vegas, Nevada 89135, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-name change shares are asked to surrender to the exchange agent certificates representing pre-name change shares in exchange for certificates representing post-name change shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

This action has been approved by the Board and the Majority Shareholder, who represent approximately 97.5% of the total issued and outstanding shares of voting stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on ________, 2016, as the record date (the “Record Date”) for the determination of Stockholders, Warrant Holders and Options Holders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about _________, 2016 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

On or about February 29, 2016, the Company received written consents in lieu of a meeting of Stockholders from two stockholders, who collectively own 12,100,000 voting shares representing approximately 97.57% of the 12,400,000 shares of the total issued and outstanding shares of voting stock of the Company.

The two Majority Shareholders executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

On February 29, 2016, the Board of Directors approved the change of the name of the corporation to Moody Holdings, Inc.

Nevada Revised Statute 78.2055, provides in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders holding a majority of the voting power of the affected class or series may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group:

Shares Beneficially Owned				% of Total Voting Power(1)
	Common		Voting Preferred
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Hal B. Heyer, MD (2)	6,600,000		-	-	-

Tim Moody (3)	5,500,000		-	-	-

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(1) Percentage of total voting power represents voting power with respect to all shares of our common stock (6,900,000 issued and outstanding) and Preferred stock (122,500 shares issued and outstanding) as a single class. The holders of our Preferred Stock are not entitled to vote, and holders of our common stock are entitled to one vote per share.

(2) Hal B. Heyer, MD, 1420 London Road, Suite 100, Duluth, MN 55805

(3) Tim Moody, 208 Summitrail Lane, Dawsonville, GA 30534

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.      Annual Report on Form 10-K for the year ended May 31, 2015.

2.      Periodic Report on Form 10-Q for the quarter ended December 31, 2015

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Chief Executive Officer, 208 Summitral Lane, Dawsonville, GA 30534, telephone: (404) 229-0493.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Tim Moody___________

Tim Moody

Chief Executive Officer